UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 16, 2012
VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
255 Shoreline Drive, Suite 450
Redwood City, California 94065
(Address of Principal Executive Offices, including Zip Code)
(650) 232-2400
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01:     Other Events

This Report on Form 8-K is being filed by Versant Corporation (“Versant” or the “Company”) pursuant to an agreement in principle regarding settlement of certain litigation relating to the previously announced Agreement and Plan of Merger dated as of November 21, 2012 (the “Merger Agreement”) among Versant, Actian Corporation, a Delaware corporation (“Actian”) and Actian Sub I, Inc., a California corporation (“Merger Sub”).

Settlement of Certain Litigation
As previously reported by the Company, most recently in a definitive proxy statement filed on November 30, 2012, Versant and various members of its board of directors have been named as defendants in two purported class action lawsuits arising from Versant's entry into and announcement on September 28, 2012 of an Agreement and Plan of Merger with UNICOM Systems, Inc. (“UNICOM”) for a proposed merger of Versant with and into a wholly owned subsidiary of UNICOM (the “UNICOM Merger Agreement”). The two lawsuits, Mornard v. Versant Corporation et al., Case No. CIV517433 (the “Mornard Action”) and McDermott v. Versant Corporation et al., Case No. CIV517809 (the “McDermott Action”) were filed in the Superior Court of the State of California. Following the termination of the UNICOM Merger Agreement and Versant's entry into and announcement of the Merger Agreement with Actian and Merger Sub which provides for the merger of Merger Sub with and into Versant
(the “Actian Merger”), plaintiff in the Mornard Action filed a consolidated amended class action complaint (the “Amended Complaint”). The Amended Complaint was filed on December 4, 2012, alleging, among other things, that certain directors of Versant, allegedly aided and abetted by Versant, breached their fiduciary duties to Versant's shareholders in connection with the proposed acquisition of Versant by Actian in the Actian Merger, and by purportedly omitting material information from the definitive proxy statement relating to the proposed Actian Merger. Neither Actian or the Merger Sub were named as defendants in the Amended Complaint. On December 14, 2012, the parties in the Mornard Action and the McDermott Action signed a stipulation and proposed order to consolidate the lawsuits under the heading In re Versant Corp. Shareholder Litigation (Lead Case No. CIV517433) (the “Shareholder Litigation”). The consolidation stipulation in the Shareholder Litigation is subject to approval by the Court.

On December 16, 2012, the defendants reached agreement in principle with the plaintiffs regarding settlement of the Shareholder Litigation. In connection with the settlement contemplated by that agreement in principle, the lawsuits and all claims asserted therein will be dismissed. The terms of the settlement contemplated by that agreement in principle require that Versant make certain additional disclosures related to the Merger, which are contained in this Report on Form 8-K. The parties also agreed that plaintiffs may seek attorneys' fees and costs in an aggregate amount up to $237,500, if such fees and costs are approved by the Court, to be paid by Versant. Under the agreement in principle, there will be no other settlement payment by Versant or any of the members of Versant's board of directors. The agreement in principle further contemplates that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including Court approval following notice to Versant's shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the Court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the agreement in principle. If the settlement is finally approved by the Court, it will resolve and release all claims in the Shareholder Litigation that were or could have been brought, including but not limited to challenging any aspect of the proposed Actian Merger, the Merger Agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
In connection with the settlement of certain outstanding shareholder litigation as described in this Form 8-K, Versant has agreed to make these supplemental disclosures to the definitive proxy statement dated November 30, 2012. This supplemental information should be read in conjunction with the definitive proxy statement, which should be read in its entirety.

Background of the Merger
The following disclosure supplements the discussion at page 24 of the proxy statement concerning the parties contacted by RBC Capital Markets, LLC (“RBC”) on behalf of Versant to ascertain their interest in a possible strategic transaction:

In January and February of 2011, RBC contacted on behalf of the Company twenty-six strategic and financial parties. In determining parties to contact as part of the process, the Board, in consultation with management and RBC, identified parties who either develop or sell enterprise infrastructure software solutions or who have been historically acquisitive of enterprise infrastructure software solutions. Of these parties, sixteen were strategic parties and ten were financial parties.

The following disclosure supplements the discussion at page 27 of the proxy statement concerning the parties contacted by RBC on behalf of Versant to ascertain their interest in a possible strategic transaction:

From December 28, 2011 until January 16, 2012, pursuant to the Board's direction, RBC contacted a total of seventeen strategic and financial parties, in addition to Party E. In determining parties to contact as part of the process, the Board, in consultation with management and RBC, identified parties who either develop or sell enterprise infrastructure software solutions or who have been historically acquisitive of enterprise infrastructure software solutions. Of these parties, thirteen had been previously contacted by RBC and four had not. Nine parties were strategic parties and eight were financial parties.

The following disclosure supplements the discussion at page 36 of the proxy statement concerning the parties contacted by RBC on behalf of Versant during the “go-shop” period specified in the UNICOM Merger Agreement:

During the go-shop period, RBC contacted a total of 34 strategic and financial parties. Of the thirty-four parties, twenty-one had been previously contacted by RBC and five initially contacted either RBC or the Company in response to the announcement of the “go-shop” period. Eight of the total strategic and financial parties had previously submitted indications of interest and four of the eight parties had submitted indications of interest on or around mid-January 2012.

The following disclosure supplements the discussion at page 37 of the proxy statement concerning the Board's appraisal of the proposal of “Party N”:

Late on October 29, 2012, RBC received a proposal from Party N regarding a potential business combination between the Company and Party N but the proposal provided no specific information regarding the financial terms of such a proposal or the proposed allocation of equity ownership in the proposed combined company, and this did not provide the Board sufficient information or specificity to evaluate the proposal or to make a determination that Party N was a “qualified go-shop bidder” as defined in the UNICOM Merger Agreement. The go-shop period specified in the UNICOM Merger Agreement expired at 11:59 P.M., New York City time that day and after such expiration the UNICOM Merger Agreement prohibited the Company from initiating further discussions or negotiations with Party N as Party N was not a “qualified go-shop bidder”.

The following disclosure supplements the discussion at page 38 of the proxy statement concerning the Board's appraisal of the proposal of “Party Q”:

On November 17, 2012, the Board reviewed the business combination proposal submitted by Party Q, which did not afford the Company's shareholders the opportunity to fully liquidate their investment in the Company and would involve investment in a combined company with a different business model. After consideration of Party Q's business, margins and the historical trading prices of comparable companies, the Board deemed it unlikely that the total merger consideration of Party Q's proposal would attain a value as financially valuable to shareholders as Actian's proposal. Management and RBC raised these issues with Party Q, who did not respond to them and appeared to have ceased its proposal activity.

Additional Information About the Proposed Merger and Where to Find It
Versant has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials relating to the proposed Merger with Actian. The definitive proxy statement was mailed on or about December 4, 2012 to Versant shareholders of record as of the close of business on November 29, 2012. INVESTORS AND SECURITY HOLDERS OF VERSANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELATED DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed by Versant with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Versant by contacting Versant Investor Relations at (650) 232-2400, Attn: Jerry Wong, or Versant Corporation, 255 Shoreline Drive, Suite 450 Redwood City, California 94065, USA, or at the Versant Investor Relations website at http://www.versant.com/company/investor-relations/sec-filings. Investors and security holders of Versant are urged to read the definitive proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed Merger.

Versant and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Versant in connection with the proposed merger and related items. Information regarding the directors and executive officers of Versant and their ownership of Versant stock is set forth in Versant's definitive proxy statement concerning the proposed Actian merger, which was filed with the SEC on November 30, 2012. Investors and shareholders may obtain additional information regarding the interests of those participants by reading the definitive proxy statement relating to the proposed merger. Investors and shareholders can obtain a copy of that proxy statement free of charge at the Web site maintained by the SEC at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: December 17, 2012
By: /s/ Jerry Wong______________________
Jerry Wong, Chief Financial Officer